Exhibit 10.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated to be effective as of October 7, 2011 (the “Effective Date”), is by and among TRAILER BRIDGE, INC. (the “Company”), a Delaware corporation, WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Resigning Trustee”), a national banking association organized and existing under the laws of the United States having its principal corporate trust office in Minneapolis, Minnesota, DEUTSCHE BANK TRUST COMPANY AMERICAS, as successor trustee (the “Successor Trustee”), a New York banking corporation, having its corporate trust office in New York, NY, and CORPORATION SERVICE COMPANY®, a Delaware corporation, and its affiliates, including LexisNexis™ Document Solutions Inc. (collectively, the “Collateral Agent”). Capitalized terms used but not defined in this Instrument have the meanings given in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture, dated as of December 1, 2004, between the Company and the Resigning Trustee, the Company issued its 9 1/4% Senior Secured Notes due 2011 (the “Notes”);

WHEREAS, the Company appointed the Resigning Trustee as the indenture trustee (the “Trustee”), paying agent (the “Paying Agent”), and registrar (the “Registrar”) under the Indenture;

WHEREAS, there are presently issued and outstanding $82,500,000 in aggregate principal amount of the Notes;

WHEREAS, the Indenture provides that the Trustee may resign in writing at any time and be discharged from the trust created therein by so notifying the Company;

WHEREAS, the Indenture further provides that, if the Trustee resigns, the Company shall promptly appoint a successor Trustee;

WHEREAS, the Resigning Trustee desires to resign, and the Company desires to appoint the Successor Trustee as Trustee, Paying Agent, and Registrar to succeed the Resigning Trustee in such capacities under the Indenture and in its respective capacities under the other documents executed by the Resigning Trustee in connection with or related to the Indenture (collectively, the “Documents”); and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent, and Registrar under the Indenture and the Documents.

NOW, THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acceptance of Resignation of Resigning Trustee and Appointment of Successor Trustee. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Paying Agent, and Registrar under the Indenture and the Documents. Pursuant to Section 7.08 of the Indenture, the Company hereby appoints the Successor Trustee as Trustee,

Paying Agent, and Registrar under the Indenture and the Documents, and vests and confirms to the Successor Trustee all the rights, powers, and duties of the Trustee under the Indenture and the Documents. The Company and the Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, and duties assigned, transferred, delivered, and confirmed hereunder.

2. Company Representations and Warranties. The Company hereby represents and warrants to the Successor Trustee that:

a.	It is duly organized and validly existing;

b.	It has full power, authority and right to execute, deliver and perform this Instrument, and has taken all action necessary to authorize the execution, delivery and performance by it of this Instrument;

c.	This Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity;

d.	It has not entered into any amendment or supplement to the Indenture or any of the Documents, and the Indenture and the Documents are in full force and effect;

e.	Except as identified in Annex A, no Event of Default and no default exist under the Indenture or any of the Documents;

f.	Annex B represents a complete list of the Documents to which the Resigning Trustee is a party;

g.	No covenant or condition contained in the Indenture or the Documents has been waived by the Holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

h.	The Notes are validly issued securities of the Company;

i.	The Trustee has a valid and perfected first lien on, and security interest in, the Collateral for the benefit of the Holders of Notes; and

j.	The Company’s execution and delivery of this Instrument do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any (i) contract, agreement, indenture, or other instrument (including, without limitation, the Company’s certificate of incorporation and by-laws) to which the Company is a party or by which the Company or its property is bound, or (ii) any judgment, decree, or order of any court or governmental agency or regulatory body or law, rule, or regulation applicable to the Company or its property.

3. Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

a.	This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity;

b.	It has not entered into any amendment or supplement to the Indenture or any of the Documents except as noted herein, and the Indenture and the Documents are in full force and effect;

c.	No covenant or condition contained in the Indenture or the Documents has been waived by the Resigning Trustee or, to the best of the knowledge of the Resigning Trustee, by the Holders of a percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

d.	There is no action, suit, or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Paying Agent, and Registrar under the Indenture or the Documents;

e.	It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of the Indenture and the Documents relating to the trusts (the “Trusts”) created by the Indenture and all written information in the possession of its corporate trust administration department relating to the administration and status of the Trusts and shall do such other things as the Successor Trustee may reasonably request to more fully vest and confirm in the Successor Trustee all the rights, powers, and duties assigned hereby to the Successor Trustee;

f.	To the best of its knowledge, it has lawfully discharged its duties as Trustee, Paying Agent, and Registrar under the Indenture and the Documents; and

g.	There are presently issued and outstanding $82,500,000 in aggregate principal amount of the Notes and interest has been paid through May 15, 2011.

4. Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Company that it is qualified and eligible to serve as Trustee, Paying Agent, and Registrar under the Indenture, the Documents, and the Trust Indenture Act of 1939, as amended.

5. Acceptance by Successor Trustee. The Successor Trustee hereby accepts its appointment, as of the Effective Date, as Trustee, Paying Agent, and Registrar under the Indenture and the Documents, and assumes all rights, powers, and duties of the Trustee, Paying Agent, and Registrar thereunder, subject to the terms and conditions therein.

6. Assignment by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers, and conveys, as of the Effective Date, to the Successor Trustee, as Trustee, Paying Agent, and Registrar under the Indenture and the Documents, all rights, powers, and duties, which the Resigning Trustee, as Trustee, Paying Agent, and Registrar now holds under and by virtue of the Indenture and the Documents, and shall pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture and the Documents, subject to the lien provided by Section 7.07 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company’s obligations under said Section to the Resigning Trustee and which lien shall also secure the Company’s obligations under said Section to the Successor Trustee.

7. Further Assurances by the Company. On or promptly after the Effective Date, the Company (with the cooperation of the Successor Trustee) shall make, or cause to be made, at its sole expense, all necessary or reasonably requested filings and take all other actions necessary or reasonably requested to assign or transfer of record, or maintain the validity, perfection and priority of the Liens on the Collateral in favor of the Successor Trustee.

8. Resigning Trustee’s Lien and Payment of Fees, Expenses and Indemnification. Notwithstanding this Instrument and the resignation of the Resigning Trustee, the Resigning Trustee shall retain all rights and entitlements relating to its service as Trustee, Paying Agent, and Registrar under the Indenture arising or accruing on or before the Effective Date, including without limitation, all entitlements to the payment of its fees and reimbursement of its expenses, regardless of when such amounts become payable or are paid. In the event and to the extent the Successor Trustee shall exercise any lien upon the distributions to holders of the Notes for any reason at a time when the Resigning Trustee has not been fully paid, it shall do so for both its own fees and expenses and the outstanding fees and expenses of the Resigning Trustee, incurred in connection with its duties under the Indenture and as permitted under the Indenture prior to the Effective Date, and any subsequent transitional services requested by the Successor Trustee from the Resigning Trustee after the Effective Date. The Successor Trustee shall promptly pay over a pro rata portion of any and all such proceeds to the Resigning Trustee when and as received up to the amount then due the Resigning Trustee to the extent not directly received from the Company. To the extent the Resigning Trustee receives funds from the Company, other than for payment of the Resigning Trustee’s fees and expenses as Trustee, it agrees to hold those funds as agent for the Successor Trustee and promptly pay over such funds to the Successor Trustee.

9. Additional Documentation. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as Trustee, Paying Agent, and Registrar, said rights, powers, and duties agree, upon reasonable request of the Successor Trustee, to execute, acknowledge, and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers, and duties which the Resigning Trustee now holds under and by virtue of the Indenture and the Documents, all at the cost of the Company.

10. Acknowledgement of Collateral Agent. The Collateral Agent hereby acknowledges the resignation of the Resigning Trustee and that, as of the Effective Date, it shall act as agent for the Successor Trustee as to any Collateral with respect to which a certificate of title has been issued.

11. This Instrument and the resignation, appointment, and acceptance effected hereunder shall be effective as of the close of business on the Effective Date; provided, however, that the resignation of the Resigning Trustee as Registrar and Paying Agent and appointment of the Successor Trustee as Registrar and Paying Agent shall be effective as of the close of business 10 business days after the Effective Date.

12. The reasonable fees, costs and expenses incurred by (A) the Successor Trustee and its counsel, and (B) the Resigning Trustee and its counsel, in connection with the negotiation, drafting, execution, and implementation of this Instrument shall be paid by the Company on or prior to the Effective Date or as soon as practical thereafter.

13. The Successor Trustee is not assuming any obligation or liability under the Indenture or the Documents for any act or omission occurring prior to the Effective Date.

14. Pursuant to the requirements of Section 7.08 of the Indenture, on or promptly after the Effective Date, the Successor Trustee shall distribute a notice to the Holders of the Notes in the form attached hereto as Annex C.

15. No amendment shall be made to this Instrument without the written consent of all parties hereto which may be provided in counterparts.

16. The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Company agrees that it will provide Successor Trustee with such information as it may request in order for it to satisfy the requirements of the USA Patriot Act.

17. Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

19. Notices. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

Wells Fargo Bank, N.A.

Attn: James R. Lewis

45 Broadway - 12th Floor

New York, New York 10006

Telephone: (212) 515-5258

Facsimile: (866) 524-4681

TO THE SUCCESSOR TRUSTEE:

Deutsche Bank Trust Company Americas

Attn: Stanley Burg

60 Wall Street, MSNYC60-2720

New York, NY 10005

Telephone: (212) 250-5280

Facsimile: (212) 797-8610

TO THE COMPANY:

Trailer Bridge, Inc.

Attn: William G. Gotimer, Jr.

10405 New Berlin Rd. East

Jacksonville, FL 32226

Telephone: 516-208-8138

Facsimile: (904) 751-7444

TO THE COLLATERAL AGENT:

Corporation Service Company

Attn: Janet Brown

801 Adlai Stevenson Drive

Springfield, IL 62703

Telephone: (217) 544-5900 x3754

Facsimile: (800) 611-0524

[Signatures to follow]

IN WITNESSETH WHEREOF, the parties have executed this Instrument to be deemed effective as of the day and year first above written.

Dated: October , 2011	TRAILER BRIDGE, INC.
By:
Its:
Dated: October , 2011	WELLS FARGO BANK,
NATIONAL ASSOCIATION
	By:	James R. Lewis
	Its:	Vice President
Dated: October , 2011	DEUTSCHE BANK TRUST COMPANY
AMERICAS
	By:	Stanley Burg
	Its:	Vice President
and
	By:	Rodney Gaughan
	Its:	Vice President
Dated: October , 2011	CORPORATION SERVICE COMPANY
	By:	Jackie Smetana
	Its:	Vice President

ANNEX A

EVENTS OF DEFAULT AND DEFAULTS

Section 4.04(a) of the Indenture requires the Company to deliver an Officer’s Certificate to the Trustee within 90 days after the end of each fiscal year. As more fully set forth therein, the Officer’s Certificate must state that the Company conducted a review of its activities during the preceding fiscal year and that no Default or Event of Default occurred during such year, and that no event has occurred which prohibits payment on account of the principal of or premium or interest on the Notes. The Company was required to deliver an Officer’s Certificate for the period ending December 31, 2010, on March 31, 2011, and it failed to do so. Such failure constitutes a Default under section 4.04(a) of the Indenture. Unless cured by October 30, 2011, such Default shall constitute an Event of Default under Section 6.01(e) of the Indenture.

ANNEX B

DOCUMENTS

1.	Indenture, dated as of December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee

2.	First Preferred Fleet Mortgage, dated as of December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, Nation Association, as Trustee

3.	Mortgage and Security Agreement, dated December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee

4.	Security Agreement, dated as of December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee

5.	Assignment of Earnings, dated as of December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee

6.	Assignment of Insurances, dated as of December 1, 2004, between Trailer Bridge, Inc. and Wells Fargo Bank, National Association, as Trustee

7.	Access Agreement, dated as of December 1, 2004, among Trailer Bridge, Inc., Wells Fargo Bank, National Association, as Trustee, and Congress Financial Corporation (Florida)

ANNEX C

FORM OF NOTICE TO HOLDERS OF NOTES

[LETTERHEAD OF SUCCESSOR TRUSTEE]

NOTICE

Cusip Numbers*:

To the Holders of Trailer Bridge, Inc.

9 1/4% Senior Secured Notes Due 2011 (the “Notes”)

NOTICE IS HEREBY GIVEN, in the manner provided in Section 7.08 of the Indenture, dated as of December 1, 2004 (as amended, modified and supplemented from time to time, the “Indenture”), by and between Trailer Bridge, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Trustee, that Wells Fargo Bank, National Association has resigned as Trustee under the Indenture.

The Company has appointed Deutsche Bank Trust Company Americas as successor Trustee, Paying Agent and Registrar under the Indenture, which appointment has been accepted and become effective. The address of the Corporate Trust Office of Deutsche Bank Trust Company Americas is 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Trust and Agency Services – Corporate Team Deal Manager – Trailer Bridge Inc.

Dated: October     , 2011

Very Truly Yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Successor Trustee

*	Note: Cusip numbers appearing herein have been included solely for the convenience of the Holders. Deutsche Bank Trust Company Americas assumes no responsibility for the selection or use of such numbers and makes no representation as to the correctness of the Cusip numbers listed above.